ATS Corporation Schedules First Quarter 2011 Financial Results Conference Call on May 16, 2011

MCLEAN, Va., May 12, 2011 /PRNewswire/ -- ATS Corporation ("ATSC") (NYSE AMEX: ATSC) will report earnings results for the first quarter ending March 31, 2011 after the market closes on Monday, May 16, 2011. ATSC management will host a conference call at 5:00 PM ET on May 16, 2011 to discuss the results.

The dial-in number for the live teleconference for participants based in the U.S. and Canada is 1-(866) 804-3547, conference ID #1531865. For international participants, please call into 011-800-4040-2020 and use the same conference ID #. A recorded replay of the teleconference will also be available on the Company website (www.atsc.com) for one year from the conference call date.

About ATS Corporation

ATSC is a leading provider of mission-critical support in areas of recurring and fundamental services to the public. ATSC's main technical competencies include software and systems development, IT infrastructure and cloud computing, information sharing and assurance, IT and business consulting, and systems integration to Federal civilian agencies and national security customers, as well as commercial enterprises. ATSC technology professionals are recognized for their deep domain expertise in case management; border and port security; and financial, supply chain management and health information systems. Headquartered in McLean, Virginia, the Company has approximately 500 employees at 4 locations across the country. Additional information about ATSC may be found at www.atsc.com.

Any statements in this press release about future expectations, plans, and prospects for ATSC, including statements about the estimated value of the contract and work to be performed, and other statements containing the words "estimates," "believes," "anticipates," "plans," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence on our contracts with federal government agencies for the majority of our revenue, our dependence on our GSA schedule contracts and our position as a prime contractor on government-wide acquisition contracts to grow our business, and other factors discussed in our latest annual report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2011. In addition, the forward-looking statements included in this press release represent our views as of May 12, 2011. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to May 12, 2011.

Additional information about ATSC may be found at www.atsc.com.

CONTACT: Company: Joann O'Connell, Vice President, Investor Relations, ATS Corporation, +1-571-766-2400, or Media: Penny Parker, Corporate Communications Manager, ATS Corporation, +1-571-766-2400